UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 4, 2017

CYPRESS SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1–10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
198 Champion Court
San Jose, California 95134
(Address of principal executive offices and zip code)
(408) 943-2600
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

This Amendment No. 1 to Current Report on Form 8-K/A amends the Current Report on Form 8-K originally filed by Cypress Semiconductor Corporation (the “Company”) on June 26, 2017 and is being filed to provide additional information in accordance with Item 5.07(d) of Form 8-K. As previously reported by the Company, at the Company’s annual meeting of stockholders held on June 20, 2017, the Company’s stockholders selected, on a non-binding advisory basis, one year as the frequency with which the Company will hold a non-binding advisory vote to approve the compensation paid by the Company to certain of its executive officers in accordance with U.S. Securities and Exchange Commission rules and regulations (the “Say-on-Pay”). Based on these results and consistent with the Company’s recommendation, on August 4, 2017 the Company’s Board of Directors (the "Board") determined that the Company will conduct future Say-on-Pay votes on an annual basis. The Company’s Board will re-evaluate this determination following the next stockholder advisory vote on the frequency of Say-on-Pay votes, which is required to occur no later than the Company's annual (or other) meeting of stockholders held in 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2017            CYPRESS SEMICONDUCTOR CORPORATION

By: /s/ Thad Trent
Thad Trent
Executive Vice President, Finance and Administration
and Chief Financial Officer